 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934
                              (Amendment No. )



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[x]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12



                       Warburg, Pincus Balanced Fund, Inc.
                (Name of Registrant as Specified In Its Charter)



               Warburg Pincus Balanced Fund of The RBB Fund, Inc.
    (Name of Person(s) Filing Proxy Statements if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
           14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]      $500 per each party to the controversy pursuant to Exchange
           Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11.


         1) Title of each class of securities to which transaction applies:

                  ..............................................................

         2)       Aggregate number of securities to which transaction applies:

                  ..............................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

                  ..............................................................

         4)       Proposed maximum aggregate value of transaction:

                  ..............................................................

         5)       Total fee paid:

                  ..............................................................

[ ]      Fee paid previously with preliminary materials.



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[ ]        Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ..............................................................

         2)       Form, Schedule or Registration Statement No.:

                  ..............................................................

         3)       Filing Party:

                  ..............................................................

         4)       Date Filed:

                  ..............................................................



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                        (WARBURG PINCUS FUNDS LETTERHEAD)





                                                               (DATE)

Dear Shareholder:

We have previously mailed to you proxy materials relating to the Warburg Pincus Funds' Special Meeting of Shareholders to be held on May 1, 1996.

According to our latest records, we have not received your proxy card. Regardless of the number of shares you own, it is important that they are represented at the meeting. If you haven't previously mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.

For the reasons set forth in the Combined Prospectus/Proxy Statement dated March 7, 1996, your Board of Directors believes the proposals are in the best interests of each Fund and its shareholders and recommends a vote for all proposals.

If you have already mailed your proxy card, please disregard this letter and accept our thanks.

Very truly yours,

                              WARBURG PINCUS FUNDS
                             Calling Campaign Script


Hello, Mr./Mrs. (Shareholder). My name is ________________. I am calling from D.F. King and Co., Inc. on behalf of Warburg Pincus Funds with regard to its upcoming Special Meeting of Shareholders to be held on May 1, 1996. Do you have a moment?

Have you received the Warburg Pincus proxy material dated March 7, 1996?

If No:   Confirm current address (if the shareholder has a new address, input appropriate command into computer). If you have questions or need assistance once you receive the material, please call D.F. King at 1-800-755-3107.

If Yes:  Have you had a chance to review the material?

If No: Ask the shareholder to review the material at the earliest convenience and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided. Inform the shareholder that the Board of Directors unanimously recommends a vote for all proposals on the meeting agenda. If the shareholder asks you to explain the meeting agenda, briefly educate them. Thank the shareholder for his/her time. (End phone call)

If Yes:  Do you have any questions?

If Yes: Answer questions using only the proxy solicitation materials. After answering all questions, inform the shareholder that he/she may vote by signing, dating and mailing the proxy card in the envelope provided. Inform the shareholder that the Board of Directors unanimously recommends a vote for all proposals. (Remind the shareholder that their vote must be received by the meeting date, May 1. In order to avoid any delays, they should vote their proxy as soon as possible.) Thank the shareholder and end the call.

If No: Your vote is important. Please take the time to vote by signing, dating and returning your proxy card in the envelope provided. Inform the shareholder that the Board of Directors unanimously recommends a vote for all proposals. (Remind the shareholder that their vote must be received by the meeting date, May 1. In order to avoid any delays, they should vote their proxy as soon as possible.) Thank the shareholder and end the call.

                           WARBURG PINCUS FUNDS


          Instructions For Leaving a Message on an Answering Machine




Hello, my name is ________________. I am calling from D.F. King & Co., Inc. We are assisting Warburg Pincus Funds in regard to its Special Shareholder Meetings to be held on May 1, 1996. You should have received proxy materials dated March 7, 1996. At your earliest convenience please sign, date and mail the proxy card(s) in the return envelope provided. If you have not received your proxy materials, or have questions or need assistance, please call D.F. King at 1-800-755-3107 between 8:00 a.m. and 7:00 p.m. (EST). If you have already mailed your proxy card, please disregard this message and accept our thanks.